UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 14, 2005

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Following the Company’s acquisition of the worldwide Schick-Wilkinson Sword business in 2003, it has identified synergistic opportunities between its primary battery and wet-shaving businesses, and where appropriate, has implemented changes in operations, including consolidation of distribution in the United States and Latin America. As part of that ongoing process, the Company has reviewed supply chain opportunities in Europe which could reduce shipping costs and eliminate duplicative overheads. Based upon that review, management has obtained Board approval to implement several key changes to the Company’s European distribution and co-packing activities, including expansion of a 3rd party distribution center in Belgium to handle all distribution for Europe, and the proposed closure of the Company’s battery packaging facility in Caudebec, France, with consignment of those packaging activities to the battery manufacturing facilities. On December 14, 2005, the Company began redundancy negotiations with the Company’s Central Works Council in France, the initial step in the proposed closing of that facility.

In October, 2005, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the Company’s 2006 Annual and Long-Term Bonus Program which established potential bonuses for key employees, including the Executive Officers, dependent upon earnings per share and/or operating profit results for fiscal years 2006 and 2007. The Committee also approved a general policy which provides, for purposes of determining whether bonus targets have been achieved, that no adjustments will be made to GAAP earnings per share and operating profit results except for non-cash (i.e. without direct economic substance), unusual, or non-recurring accounting impacts or changes in accounting treatment, or, in limited exceptional circumstances with the specific approval of the Committee, for major unusual items, such as plant closings and restructurings approved by the full Board. In accordance with that policy, the Committee has determined, with respect to the Company’s 2006 Annual and Long-Term Bonus Program, that because of the significant and unusual nature of the European restructuring and proposed closure of the Caudebec facility, a limited adjustment from the previously established earnings per share and operating profit targets for fiscal year 2006 will be permitted. The permitted adjustment will be equal to actual expenses incurred in the restructuring project, including the proposed facility closure, up to a maximum amount which has been established by the Committee. However, in recognition of the fact that the restructuring project is anticipated to generate future cost savings, the Committee also determined that earnings per share and operating profit targets for fiscal year 2007 under the 2007 Annual and Long-Term Bonus Program (which targets will be set at a percentage above actual fiscal year 2006 results, as determined by the Committee in October of 2006) will be additionally increased by a set amount, equal to currently anticipated annual savings from the restructuring project.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: December 14, 2005